SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NIELSEN MEDIA RES

          GABELLI FOUNDATION
                                10/25/99           12,000-           37.7500
          MJG ASSOCIATES, INC.
                                10/25/99            3,000-           37.7500
          GABELLI SECURITIES,INC.
                                10/25/99           15,000-           37.7500
          THE GABELLI PERFORMANCE PARTNERSHIP
                                10/25/99           50,000-           37.7500
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                10/25/99            7,000-           37.7500
          GIL II, LTD.
                                10/25/99            8,000-           37.7500
          GABELLI INTERNATIONAL LTD
                                10/25/99           13,000-           37.7500
          GABELLI ASSET MANAGEMENT INC.
                                10/25/99           50,000-           37.7500
          GAMCO INVESTORS, INC.
                                10/25/99        1,086,400-           37.7500
                                10/25/99           10,000-           37.7500
                                10/21/99           10,000            37.4375
                                10/20/99           15,000            37.3750
                                10/20/99           18,000            37.3854
                                10/18/99            1,000            37.2500
          GABELLI ASSOCIATES LTD
                                10/25/99          118,000-           37.7500
          GABELLI FUND, LDC
                                10/25/99            1,500-           37.7500
          GABELLI ASSOCIATES FUND
                                10/26/99              400-           37.8750
                                10/26/99            2,000            37.5625
                                10/25/99          171,000-           37.7500
                                10/25/99            1,000            37.6250
          GABELLI GROUP CAPITAL PARTNERS, INC.
                                10/25/99           60,000-           37.7500
          GABELLI & COMPANY, INC.
                                10/25/99           10,000-           37.7500
          GABELLI PROFIT SHARING PLAN
                                10/25/99           13,000-           37.7500
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                10/25/99           10,000-           37.7500
               THE GABELLI VALUE FUND,INC.
                                10/25/99          410,000-           37.7500






                                           SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NIELSEN MEDIA RES

               THE GABELLI VALUE FUND,INC.
                                10/20/99           10,000            37.4875
               THE GABELLI TELECOMMUNICATION FUND
                                10/25/99          150,000-           37.7500
                                10/22/99           20,000            37.5500
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                10/25/99          200,000-           37.7500
                                10/18/99           55,000            37.4932
               THE GABELLI EQUITY TRUST,INC.
                                10/25/99           80,000-           37.7500
               THE GABELLI EQUITY INCOME FUND
                                10/25/99           20,000-           37.7500
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                10/25/99          100,000-           37.7500
               THE GABELLI ASSET FUND
                                10/25/99          300,000-           37.7500
                                10/22/99           15,000            37.5071
                                10/20/99            5,900            37.4875
                                10/19/99            4,100            37.4875
               THE GABELLI CAPITAL ASSET FUND
                                10/25/99           60,000-           37.7500
                                10/21/99            4,400            37.4875
                                10/20/99           15,600            37.4875
               THE GABELLI ABC FUND
                                10/25/99          170,000-           37.7500
                                10/19/99            5,000            37.4250
          ALCE PARTNERS LP
                                10/25/99            5,000-           37.7500
















          (1) THE DISPOSITIONS ON 10/25/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE
              NYSE.

          (2) PRICE EXCLUDES COMMISSION.